EXHIBIT 99.1

NEWS BULLETIN

For Further Information:

AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro Chairman & CEO (312) 346-8100	Leslie Loyet Analysts/Investors (312) 640-6672 lloyet@frbir.com	Tim Grace Media Inquires (312) 640-6667 tgrac@frbir.com

FOR IMMEDIATE RELEASE	NYSE: ORI
THURSDAY, JANUARY 24, 2008

OLD REPUBLIC REPORTS FOURTH QUARTER AND FULL YEAR 2007 FINANCIAL RESULTS

Chicago-January 24, 2008-Old Republic International Corporation (NYSE: ORI), today reported the following results for the fourth quarter and full year 2007:

Financial Highlights
(unaudited; amounts in millions except per share data and percentages)

	Quarters Ended December 31,			Years Ended December 31,
	2007	2006	Change	2007	2006	Change
Operating Revenues	$ 1,004.8	$ 936.4	7.3%	$ 4,020.6	$ 3,775.2	6.5%
Net Operating Income (Loss)	(12.2)	103.9	-111.8	226.7	452.4	-49.9
Net Income	20.2	104.6	-80.6	272.4	464.8	-41.4
Diluted Earnings Per Share:
Net Operating Income (Loss)	(0.05)	0.45	-111.1	0.97	1.94	-50.0
Net Income	$ 0.09	$ 0.45	-80.0%	1.17	1.99	-41.2
Book Value Per Share				$ 19.71	$ 18.91	4.2%

Old Republic’s latest consolidated operating results, which exclude realized investment gains, were affected adversely by a continuation of difficult economic environments in the housing and mortgage lending industries. The Company’s mortgage guaranty insurance line bore the brunt of these difficulties, posting a substantial 2007 operating loss for both the fourth quarter and full year. The title insurance segment was similarly affected although the operating loss it produced was of lesser magnitude. The combination of these adverse outcomes was offset to a significant degree by the favorable operating performance of the Company’s general insurance business.

Consolidated net income benefited from the inclusion of greater realized investment gains for both the final quarter and twelve months ended December 31, 2007. During 2007’s fourth quarter, a significant portion of Old Republic’s indexed stock portfolio was sold at a gain. The proceeds were redirected to a more concentrated, select list of common stocks expected to provide greater long term total returns.

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Consolidated Results – The major components of Old Republic’s consolidated results were as follows for the periods shown:

Quarters Ended December 31,	Years Ended December 31,
	2007	2006	Change	2007	2006	Change
Operating revenues:
General insurance	$616.4	$539.0	14.4%	$2,438.0	$2,138.7	14.0%
Mortgage guaranty	164.9	135.5	21.7	608.3	529.9	14.8
Title insurance	198.5	238.5	-16.8	878.5	1,007.3	-12.8
Corporate and other	24.8	23.1		95.6	99.2
Total	$1,004.8	$936.4	7.3%	$4,020.6	$3,775.2	6.5%
Pretax operating income (loss):
General insurance	$93.5	$103.3	-9.5%	$418.0	$401.6	4.1%
Mortgage guaranty	(112.6)	46.4	-342.5	(110.4)	228.4	-148.3
Title insurance	(15.7)	0.3	N/M	(14.7)	31.0	-147.4
Corporate and other	5.2	1.4		15.1	-
Sub-total	(29.6)	151.5	-119.5	308.0	661.1	-53.4
Realized investment gains (losses):
From sales	50.0	1.0		70.3	19.0
From impairments	-	-		-	-
Net realized investment gains	50.0	1.0		70.3	19.0
Consolidated pretax income	20.4	152.6	-86.6	378.4	680.1	-44.4
Income taxes	.1	48.0	-99.6	105.9	215.2	-50.8
Net income	$20.2	$104.6	-80.6%	$272.4	$464.8	-41.4%
Consolidated underwriting ratio:
Benefits and claims ratio	73.9%	47.5%		60.2%	45.3%
Expense ratio	40.1	44.6		41.3	44.7
Composite ratio	114.0%	92.1%		101.5%	90.0%
Components of diluted net income per share:
Net operating income (loss)	$(0.05)	$0.45	-111.1%	$0.97	$1.94	-50.0%
Net realized investment gains	0.14	-		0.20	0.05
Net income	$0.09	$0.45	-80.0%	$1.17	$1.99	-41.2%

Note: In this and all other tables and statements, dollar amounts are stated in millions, except per share data.
N/M = not meaningful

The above table shows both operating and net income to highlight the effects of realized investment gain or loss recognition and any non-recurring items on period-to-period comparisons. Operating income, however, does not replace net income computed in accordance with Generally Accepted Accounting Principles (“GAAP”) as a measure of total profitability.

The recognition of realized investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recognition of estimated losses from write-downs for impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Likewise, non-recurring items which may emerge from time to time, can distort the comparability of the Company’s results from period to period. Accordingly, management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, and believes its use enhances an understanding of Old Republic’s basic business results.

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General Insurance Results – Favorable year-over-year earnings comparisons for the Company’s General Insurance Group resulted from positive underwriting performance and continued growth of net investment income. Key indicators of that performance follow:

General Insurance Group
Quarters Ended December 31,	Years Ended December 31,
	2007	2006	Change	2007	2006	Change
Net premiums earned	$543.7	$476.3	14.1%	$2,155.1	$1,902.1	13.3%
Net investment income	67.9	59.7	13.7	260.8	221.5	17.7
Pretax operating income	$93.5	$103.3	-9.5%	$418.0	$401.6	4.1%

Benefits and claims ratio	71.6%	66.3%		67.8%	65.9%
Expense ratio	23.0	24.2		24.1	24.4
Composite ratio	94.6%	90.5%		91.9%	90.3%

Increases in general insurance premiums for the final quarter and full year 2007 stemmed mainly from a new book of contractors’ liability insurance acquired in late 2006. Premiums from all other sources combined were slightly higher, as a moderately declining rate environment for various liability insurance coverages made it more difficult to retain and attract new business.

The 2007 benefits and claims ratio of 67.8 percent was slightly higher than 2006’s, and nearly equal to the average of 67.7 percent registered in the preceding five years. This basic stability reflects the ongoing benefits of Old Republic’s widely diversified book of general insurance coverages. The expense ratio of 24.1 percent for 2007 compared favorably with the preceding five years’ average of 25.4 percent, and remained aligned with premium revenue levels. In combination, the 2007 composite ratio of claim costs and expenses, the most widely accepted indicator of underwriting performance in the industry, continued at a favorable level for the sixth consecutive year.

General Insurance Group net investment income growth for 2007 was aided by positive operating cash flow that led to a greater invested asset base, and by slightly higher investment yields.

Mortgage Guaranty Results – The advance in claim costs which began in earnest in the third quarter of 2006, accelerated at a much faster pace by mid-year 2007. Incurred claims rose to almost 179 percent of fourth quarter 2007 earned premiums, and to nearly 119 percent of such premiums for the entire year. These costs outpaced a substantial increase in premium revenues and pressured operating results to unprofitable levels for the first time in 19 years. Key indicators of this cyclical reversal in the profitability of Old Republic’s second largest business segment are shown below.

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Mortgage Guaranty Group
Quarters Ended December 31,	Years Ended December 31,
	2007	2006	Change	2007	2006	Change
Net premiums earned	$141.2	$114.3	23.6%	$518.2	$444.3	16.6%
Net investment income	21.0	18.9	11.0	79.0	74.3	6.3
Pretax operating income (loss)	$(112.6)	$46.4	-342.5%	$(110.4)	$228.4	-148.3%

Claims ratio	178.7%	53.7%		118.8%	42.8%
Expense ratio	15.9	22.3		17.7	22.5
Composite ratio	194.6%	76.0%		136.5%	65.3%

Mortgage Guaranty premiums rebounded throughout 2007 due to higher persistency of business underwritten in prior years, and greater production of traditional insurance products in 2007. Persistency of traditional primary insurance improved to 77.6 percent as of year end 2007 from 73.1 percent at the end of 2006, and traditional new insurance written rose by 85.3 percent year-over-year. As noted above, however, an unprecedented cyclical downturn in housing and related mortgage finance markets contributed to much higher claim costs. Such costs reflect a continuation of unfavorable loan default trends since 2006, and greater claim severity due to larger insured loan values. Opportunities to mitigate such costs have been reduced significantly in a market affected by higher mortgage foreclosures and inflated inventories of unsold homes. While the net paid loss ratio was 21.8 percent higher for all of 2007, much greater claim reserve provisions were required to address a deteriorating claims environment. As of December 31, 2007, net claim reserves of $644.9 million were 158.4 percent higher than the like amount twelve months earlier. While production and operating expenses continued to fall in 2007, the beneficial effect of this trend was blunted by the more severe impact of greater claim costs. As a consequence, the composite ratio of claims and expenses was materially unfavorable in the latest quarter and year, reaching levels unseen in twenty and more years.

The above factors notwithstanding, Old Republic’s Mortgage Guaranty segment continued to register strong operating cash flows in 2007. These were aided by rising premium volume and paid loss growth lagging that of reserve-impacted incurred claim costs. The positive operating cash flows were additive to an already liquid invested asset base, and contributed to greater investment income for the year.

Title Insurance Results – Old Republic’s title insurance business registered an operating loss in 2007. Key performance indicators follow:

Title Insurance Group
Quarters Ended December 31,	Years Ended December 31,
	2007	2006	Change	2007	2006	Change
Net premiums and fees earned	$192.0	$231.4	-17.0%	$850.7	$980.0	-13.2%
Net investment income	7.0	7.0	-0.4	27.3	26.9	1.3
Pretax operating income (loss)	$(15.7)	$0.3	N/M %	$(14.7)	$31.0	-147.4%

Claims ratio	7.2%	5.6%		6.6%	5.9%
Expense ratio	104.3	97.2		98.1	93.6
Composite ratio	111.5%	102.8%		104.7%	99.5%

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Near break even title results for the first nine months of 2007 turned into a loss for the fourth quarter and full year. Premium and fee revenues trended down throughout the year amid an intractable downturn in the housing and related mortgage lending industries. Direct title production facilities in the Western United States sustained the greatest adverse effects of this downturn. In the year’s final quarter more aggressive steps were taken to redress further the imbalance between revenues and operating costs in that region. Severance, lease termination, and other expenses incurred in these regards penalized fourth quarter 2007 pretax operating results by $6.2 million. Together, these factors led to the highest annual title expense ratio sustained in the past 25 years, and though still reasonably contained, to higher claim costs as these tend to increase during periods of serious economic dislocations.

Corporate and Other Operations – Old Republic’s small life and health business, and the net costs associated with the parent holding company and its corporate services subsidiaries produced higher income contributions in 2007. Period-to-period variability in the results of these relatively minor elements of the Company’s operations usually stems from the volatility inherent to the Company’s small scaled life and health business, fluctuations in the timing of expense recognition related to such variable costs as stock option expenses, interest on intercompany financing arrangements, and costs associated with a relatively small debt level.

Cash, Invested Assets, and Shareholders’ Equity – The following table reflects Old Republic’s consolidated cash and invested assets as well as shareholders’ equity at the dates shown:
December 31,
	2007	2006	Change
Cash and invested assets	$8,924.0	$8,230.8	8.4%

Shareholders’ equity:
Total	$4,541.6	$4,369.2	3.9%
Per share	$19.71	$18.91	4.2%

Composition of shareholders’ equity per share:
Equity before items below	$19.31	$18.72	3.2%
Unrealized investment gains or losses and other accumulated comprehensive income	0.40	0.19
Total	$19.71	$18.91	4.2%

Cash flow from operating activities added significantly to the invested asset base, and amounted to $862.5 million for the year ended 2007 versus $1,004.7 million for 2006.  Operating cash flow in 2006 included approximately $198 million stemming from the aforementioned acquisition of a book of contractors’ liability insurance acquired late in the year.

The investment portfolio reflects a current allocation of approximately 84 percent to fixed-maturity securities and 10 percent to equities. As has been the case for many years, Old Republic’s invested assets are managed in consideration of enterprise-wide risk management objectives intended to assure solid funding of its subsidiaries’ long-term obligations to insurance policyholders and other beneficiaries.  Consequently, it contains little or no insurance risk-correlated exposures to real estate investments, mortgage-backed securities, collateralized debt obligations (“CDO’s”), derivatives, junk bonds, or illiquid private equity investments. In a similar vein, the Company does not invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous counter-party risk attributes.

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Substantially all of the changes in the shareholders’ equity account for the periods reported upon reflect earnings retained in excess of dividend payments. Pursuant to standing authority, the Company reacquired a total of 1,566,100 shares of its common stock during last year’s third quarter for $28.3 million or $18.13 per share. A summary of all changes affecting book value per share follows:

Years Ended December 31,
	2007	2006
Beginning book value per share	$18.91	$17.53
Changes in shareholders’ equity for the periods:
Net operating income	.98	1.96
Net realized investment gains (losses)	.20	.05
Net unrealized investment gains (losses)	.05	.07
Cash dividends	(.63)	(.59)
Treasury stock acquired	.01	-
Stock issuance, foreign exchange, and other transactions	.19	(.11)
Net change	.80	1.38
Ending book value per share	$19.71	$18.91

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. EDT (2:00 p.m. CDT) today to discuss its fourth quarter and full year 2007 performance and review major operating trends and business developments. To access this call, log on to www.oldrepublic.com 15 minutes before the call to download the necessary software.

Investors may access a replay of the call by dialing 888-203-1112, passcode 2721984, which will be available through January 31, 2008. The replay will also be available on Old Republic International’s website through February 24, 2008.

About Old Republic
Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages primarily in the property & liability, mortgage guaranty, and title insurance fields. One of the nation’s 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $13.2 billion and shareholders’ equity of $4.5 billion or $19.71 per share. Its current stock market valuation is approximately $3.2 billion, or $14.01 per share.

The nature of Old Republic’s business demands that it be managed for the long run. For the 25 years ended in 2007, the Company’s total market return, with dividends reinvested, has grown at a compounded annual rate of 12.8 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 12.7 percent annual compound rate. During those years, Old Republic’s shareholders’ equity account, inclusive of cash dividends, has risen at an average annual rate of 13.5 percent per share, and the regular cash dividend has grown at a 10.2 percent annual compound rate. According to the Winter 2007 edition of Mergent’s Dividend Achievers, Old Republic is one of just 117 companies, out of 10,000-plus publicly held corporations, that have posted at least 25 consecutive years of annual dividend growth.

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Safe Harbor Statement
Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the statements made in this News Release and other Company-published reports, as well as oral statements or commentaries made by the Company’s management in conference calls following earnings releases, can constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements, commentaries, or inferences involve assumptions, uncertainties, and risks that may affect the Company’s future performance. With regard to Old Republic’s General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title Insurance results can be affected by similar factors and, most particularly, by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Mortgage Guaranty results, in particular, may also be affected by various risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government-sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company’s widespread operations. A more detailed discussion of all the foregoing risks appears in Part I, Item 1A - Risk Factors, of the Company’s 2006 Form 10-K, which is specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100

or visit us at www.oldrepublic.com

Financial Tables Follow….

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Old Republic International Corporation
Financial Summary (Unaudited)

December 31,
FINANCIAL POSITION SUMMARY:	2007	2006
Assets:
Cash and fixed maturity securities	$7,900.3	$7,397.9
Equity securities	842.1	669.1
Other invested assets	181.6	163.7
Cash and invested assets	8,924.0	8,230.8
Accounts and premiums receivable	880.3	962.1
Federal income tax recoverable: current	6.2	15.5
Reinsurance balances recoverable	2,259.3	2,231.3
Prepaid federal income taxes	536.5	468.4
Sundry assets	684.0	703.9
Total	$13,290.6	$12,612.2
Liabilities and Shareholders’ Equity:
Policy liabilities	$1,372.4	$1,398.1
Benefit and claim reserves	6,231.1	5,534.7
Federal income tax payable: deferred	417.7	469.4
Debt	64.1	144.3
Sundry liabilities	663.5	696.4
Shareholders’ equity	4,541.6	4,369.2
Total	$13,290.6	$12,612.2

	Quarters Ended		Years Ended
INCOME STATEMENT SUMMARY:	December 31,		December 31,
	2007	2006	2007	2006
Net premiums and fees earned	$896.9	$838.9	$3,601.2	$3,400.5
Net investment income	99.5	90.6	379.9	341.6
Net realized investment gains	50.0	1.0	70.3	19.0
Other income	8.3	6.7	39.4	33.0
Total revenues	1,054.9	937.4	4,091.0	3,794.2
Benefits and claims	662.9	398.3	2,166.2	1,539.6
Sales and other expenses	371.5	386.5	1,546.3	1,574.3
Total expenses	1,034.4	784.8	3,712.6	3,114.0
Revenues, net of expenses	20.4	152.6	378.4	680.1
Income taxes	.1	48.0	105.9	215.2
Net income	$20.2	$104.6	$272.4	$464.8

COMMON STOCK STATISTICS (a):
Net income: Basic	$.09	$.45	$1.18	$2.01
Diluted	$.09	$.45	$1.17	$1.99
Components of earnings per share:
Basic, net operating income (loss)	$(.05)	$.45	$.98	$1.96
Realized investment gains	.14	-	.20	.05
Basic net income	$.09	$.45	$1.18	$2.01
Diluted, net operating income (loss)	$(.05)	$.45	$.97	$1.94
Realized investment gains	.14	-	.20	.05
Diluted net income	$.09	$.45	$1.17	$1.99

Cash dividends on common stock	$.16	$.15	$.63	$.59
Book value per share			$19.71	$18.91
Common shares outstanding:
Average basic	230,458,010	231,037,520	231,370,242	231,017,947
Average diluted	231,121,858	233,244,626	232,912,728	233,034,986
Actual, end of period			230,472,231	231,047,890

(a) Per share statistics herein have been adjusted to reflect all stock dividends or splits declared through December 31, 2007.

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Old Republic International Corporation
Segmented Operating Summary (Unaudited)

Net							Pretax	Composite
Premiums	Net				Sales &		Operating	Under-
& Fees	Investment	Other	Operating	Benefits	Other	Total	Income	writing
Earned	Income	Income	Revenues	& Claims	Expenses	Expenses	(Loss)	Ratios

Quarter Ended December 31, 2007
General	$543.7	$67.9	$4.8	$616.4	$389.2	$133.7	$522.9	$93.5	94.6%
Mortgage	141.2	21.0	2.6	164.9	252.4	25.0	277.5	(112.6)	194.6
Title	192.0	7.0	(0.4)	198.5	13.8	200.4	214.3	(15.7)	111.5
Other	19.9	3.5	1.3	24.8	7.4	12.2	19.6	5.2	-
Consolidated	$896.9	$99.5	$8.3	$1,004.8	$662.9	$371.5	$1,034.4	$(29.6)	114.0%

Quarter Ended December 31, 2006
General	$476.3	$59.7	$2.9	$539.0	$315.6	$120.1	$435.7	$103.3	90.5%
Mortgage	114.3	18.9	2.3	135.5	61.3	27.7	89.1	46.4	76.0
Title	231.4	7.0	.1	238.5	13.0	225.1	238.2	.3	102.8
Other	16.8	4.8	1.4	23.1	8.2	13.4	21.7	1.4	-
Consolidated	$838.9	$90.6	$6.7	$936.4	$398.3	$386.5	$784.8	$151.5	92.1%

Year Ended December 31, 2007
General	$2,155.1	$260.8	$22.0	$2,438.0	$1,461.4	$558.4	$2,019.9	$418.0	91.9%
Mortgage	518.2	79.0	11.0	608.3	615.8	102.9	718.8	(110.4)	136.5
Title	850.7	27.3	0.4	878.5	56.0	837.2	893.2	(14.7)	104.7
Other	77.0	12.7	5.8	95.6	32.9	47.5	80.5	15.1	-
Consolidated	$3,601.2	$379.9	$39.4	$4,020.6	$2,166.2	$1,546.3	$3,712.6	$308.0	101.5%

Year Ended December 31, 2006
General	$1,902.1	$221.5	$14.9	$2,138.7	$1,254.2	$482.8	$1,737.0	$401.6	90.3%
Mortgage	444.3	74.3	11.3	529.9	189.9	111.4	301.4	228.4	65.3
Title	980.0	26.9	.3	1,007.3	58.1	918.1	976.2	31.0	99.5
Other	74.1	18.7	6.3	99.2	37.3	61.9	99.2	-	-
Consolidated	$3,400.5	$341.6	$33.0	$3,775.2	$1,539.6	$1,574.3	$3,114.0	$661.1	90.0%

In the above tables, pretax operating income (loss) is reported net of interest charges on intercompany financing arrangements with Old Republic’s holding company parent for the following segments: General -- $3.6 million, and $15.4 million compared to $2.1 million, and $3.0 million for the quarters and years ending December 31, 2007 and 2006, respectively; Title -- $.8 million, and $2.3 million compared to $.1 million, and $.1 million for the quarters and years ending December 31, 2007 and 2006, respectively.

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Old Republic International Corporation
Segmented Operating Statistics

Quarters Ended	Years Ended
December 31,	December 31,
	2007	2006	2007	2006
General Insurance:
Benefits and claims ratio	71.6%	66.3%	67.8%	65.9%
Expense ratio	23.0	24.2	24.1	24.4
Composite ratio	94.6%	90.5%	91.9%	90.3%
Paid loss ratio	58.3%	49.7%*	55.5%	50.4%*

Mortgage Guaranty:
New insurance written:
Traditional Primary	$10,667.4	$4,272.4	$31,841.7	$17,187.0
Bulk	132.8	6,128.2	10,800.3	13,716.7
Other	457.7	63.6	901.6	583.7
Total	$11,257.9	$10,464.2	$43,543.7	$31,487.5
Net risk in force:
Traditional Primary			$18,808.5	$14,582.1
Bulk			2,539.9	2,471.1
Other			511.1	578.9
Total			$21,859.5	$17,632.2
By loan type:
Traditional Primary:
Fixed rate			94.4%	92.3%
Adjustable rate			5.6%	7.7%
Bulk:
Fixed rate			70.9%	65.7%
Adjustable rate			29.1%	34.3%

Earned premiums:
Direct	$168.4	$135.0	$612.7	$524.7
Net	$141.2	$114.3	$518.2	$444.3

Persistency:
Traditional Primary			77.6%	73.1%
Bulk			73.7%	70.5%
Delinquency ratio:
Traditional Primary			5.47%	4.41%
Bulk			6.85%	3.29%

Claims ratio	178.7%	53.7%	118.8%	42.8%
Expense ratio	15.9	22.3	17.7	22.5
Composite ratio	194.6%	76.0%	136.5%	65.3%
Paid loss ratio	51.9%	36.7%	42.5%	34.9%
Risk to capital ratio			13.1	9.9

Title Insurance:
Direct orders opened	62,442	83,757	303,792	345,278
Direct orders closed	46,549	64,977	223,988	271,054

Claims ratio	7.2%	5.6%	6.6%	5.9%
Expense ratio	104.3	97.2	98.1	93.6
Composite ratio	111.5%	102.8%	104.7%	99.5%
Paid loss ratio	8.8%	5.1%	7.4%	5.1%

Consolidated:
Benefits and claims ratio	73.9%	47.5%	60.2%	45.3%
Expense ratio	40.1	44.6	41.3	44.7
Composite ratio	114.0%	92.1%	101.5%	90.0%
Paid loss ratio	45.9%	35.5%*	41.8%	35.3%*

*Excludes the effect of a casualty book of business acquired in the final quarter of 2006.